Colfax Reports Fourth Quarter 2018 Results

•	Reported net income (loss) from continuing operations per diluted share of $0.36 versus $(1.53) in the prior year quarter; achieved adjusted net income per share of $0.69 versus $0.45 for 53% growth

•	Sales increased 13% with 11% organic growth in both business platforms; strong year-over-year adjusted operating margin expansion

•	Air & Gas Handling orders grew 12% including continued strong performance in Industrial applications

•	Recently completed successful financing for DJO Global acquisition announced in November 2018; process to explore potential strategic options of Air & Gas Handling business well underway

ANNAPOLIS JUNCTION, MD - February 13, 2019 - Colfax Corporation (NYSE: CFX), a leading diversified technology company, today announced its financial results for the fourth quarter of 2018.

The Company reported net income (loss) from continuing operations of $43 million or $0.36 per diluted share, compared to $(1.53) in the prior year quarter. Colfax also reported fourth quarter 2018 adjusted net income of $81 million or $0.69 per share compared to $0.45 per share for the same prior year period. Full year 2018 net income (loss) from continuing operations of $169 million, or $1.40 per diluted share, compared to $(0.59) in the prior year. Colfax also reported full year 2018 adjusted net income of $279 million, or $2.31 per share compared to $1.74 per share in the prior year.

Fourth quarter 2018 net sales of $985 million were 13% higher than the comparable period of 2017. Excluding acquisitions and foreign currency translation effects (FX), Fabrication Technology segment sales grew 11%, and Air & Gas Handling segment sales increased 11%. Fourth quarter 2018 Air & Gas Handling orders increased 12% to $412 million compared to the prior year period. Excluding acquisitions and FX, orders increased 13%.

Fourth quarter operating income was $49 million versus an operating loss of $(129) million in the prior year comparable quarter. Excluding goodwill and intangible asset impairment charges, and costs for restructuring and portfolio transformation, adjusted operating income was $92 million as compared with $69 million, and adjusted operating margins expanded 150 basis points to 9.4%. Air & Gas Handling adjusted operating margins grew 440 basis points to 12.1% as a result of restructuring actions, improved project margins and other business improvements. Fabrication Technology adjusted operating margins were 10.3% in the quarter or 11.2% excluding the October 2018 Gas Control Equipment acquisition. Fabrication Technology segment results included a property sale gain that was offset by other non-routine charges including Argentina hyper-inflation.

“Fourth quarter operating performance was in-line with expectations, and tax benefits contributed to outperformance,” said Matt Trerotola, Colfax President and CEO. “Fabrication Technology achieved strong sales growth from continued healthy market demand as well as new product launches, and pricing actions completed throughout the year. Air & Gas Handling drove another quarter of double-digit order growth with a significant mining project win and the successful long-term diversification into higher-growth end markets. We increased this business’ margins through restructuring actions and a deeper application of our business system to improve operational execution.”

In November 2018, Colfax announced the $3.15 billion acquisition of DJO Global as well as the launch of a project to explore strategic options for its Air & Gas Handling business. The DJO Global acquisition is expected to close in the first quarter of 2019 following receipt of regulatory approvals, and the Company recently completed the financing to support the acquisition and refinance existing bank loans. A process to explore the potential sale of the Air & Gas Handling business is well underway.

“Our acquisition of DJO is consistent with our strategy to create a higher margin, faster growing and less cyclical company,” said Mr. Trerotola. “DJO is a global leader in the attractive, growing orthopedic market, and we are excited about the potential to apply our business system to further improve the business’ growth and profitability. At the same time, we are improving the performance of our existing businesses and positioning our business portfolio to create sustained long-term value for our investors.”

Conference Call and Webcast

Colfax will host a conference call to provide details about its results today at 8:30 a.m. EST. The call will be open to the public by calling +1-877-303-7908 (U.S. callers) or +1-678-373-0875 (international callers) and referencing the conference ID number 5685539 or through webcast via Colfax’s website at www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation

Colfax Corporation is a leading diversified technology company that provides fabrication technology and air and gas handling products and services to customers around the world, principally under the ESAB and Howden brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. The Company uses its Colfax Business System (“CBS”), a comprehensive set of tools, processes and values, to create superior value for customers, shareholders and associates. Colfax is traded on the NYSE under the ticker “CFX.”

Non-GAAP Financial Measures and Other Adjustments

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, organic sales growth, and organic order growth(decline). Adjusted operating income excludes Restructuring and other related items, Goodwill and intangible asset impairment charge and DJO acquisition-related costs. Adjusted net income and adjusted net income per share exclude Restructuring and other related charges, gain or loss on short term investments, Goodwill and intangible asset impairment charge, Pension settlement (gain) loss, acquisition-related intangibles amortization, and other non-cash acquisition related charges. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 16.8% and 18.2% for the fourth quarter and year ended December 31, 2018, respectively. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 20.1% and 25.7% for the fourth quarter and year ended December 31, 2017, respectively. Organic sales growth and organic order growth (decline) exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Colfax management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to, factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission including its 2017 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax’s global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact:

Kevin Johnson, Vice President
Colfax Corporation
+1-301-323-9090
investorrelations@colfaxcorp.com

Colfax Corporation
Condensed Consolidated Statements of Income
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2018		December 31, 2017	December 31, 2018	December 31, 2017

Net sales	$985,226		$874,083	$3,666,812	$3,300,184
Cost of sales	681,370		606,400	2,533,973	2,270,709
Gross profit	303,856		267,683	1,132,839	1,029,475
Selling, general and administrative expense	218,074		198,790	818,210	732,340
Restructuring and other related charges	36,895		45,220	77,686	68,351
Goodwill and intangible asset impairment charge	—		152,700	—	152,700
Operating income (loss)	48,887		(129,027)	236,943	76,084
Pension settlement (gain) loss	(39)		46,933	(39)	46,933
Interest expense, net	14,899		12,031	44,052	41,137
Loss on short term investments	—		—	10,128	—
Income (loss) from continuing operations before income taxes	34,027		(187,991)	182,802	(11,986)
(Benefit) provision for income taxes	(11,511)		(3,574)	(21)	42,554
Net income (loss) from continuing operations	45,538		(184,417)	182,823	(54,540)
Income (loss) from discontinued operations, net of taxes	2,912		202,257	(28,350)	224,047
Net income	48,450		17,840	154,473	169,507
Less: income attributable to noncontrolling interest, net of taxes	2,556		4,550	14,277	18,417
Net income attributable to Colfax Corporation	45,894		13,290	140,196	151,090
Net income (loss) per share - basic
Continuing operations	$0.37		$(1.53)	$1.40	$(0.59)
Discontinued operations	$0.02		$1.64	$(0.24)	$1.82
Consolidated operations	$0.39		$0.11	$1.16	$1.23
Net income (loss) per share - diluted
Continuing operations	$0.36		$(1.53)	$1.40	$(0.59)
Discontinued operations	$0.02		$1.63	$(0.24)	$1.81
Consolidated operations	$0.39	*	$0.10	$1.16	$1.22

* Net income per share amount does not add due to rounding.

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Amounts in thousands, except per share data
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Adjusted Net Income and Adjusted Net Income Per Share
Net income (loss) from continuing operations attributable to Colfax Corporation (1)	$42,982	$(188,967)	$168,546	$(72,957)
Restructuring and other related charges - pretax	36,895	45,220	77,686	68,351
Goodwill and intangible asset impairment charge - pretax	—	152,700	—	152,700
Pension settlement (gain) loss - pretax	(39)	46,933	(39)	46,933
Acquisition-related amortization and other non-cash charges - pretax(2)	23,062	18,728	81,785	60,091
Portfolio transformation costs - pretax	6,578	—	6,578	—
Loss on short term investments - pretax	—	—	10,128	—
Tax adjustment (3)	(28,382)	(18,779)	(65,392)	(38,789)
Adjusted net income from continuing operations	$81,096	$55,835	$279,292	$216,329
Adjusted net income margin from continuing operations	8.2%	6.4%	7.6%	6.6%
Weighted-average shares outstanding - diluted	117,926	124,137	120,795	123,996

Adjusted net income per share continuing operations	$0.69	$0.45	$2.31	$1.74

Net income (loss) per share- diluted from continuing operations (GAAP)	$0.36	$(1.53)	$1.40	$(0.59)
__________
(1) Net income from continuing operations attributable to Colfax Corporation for the respective periods is calculated using Net income from continuing operations less the income attributable to noncontrolling interest, net of taxes.
(2) Includes amortization of acquired intangibles and fair value charges on acquired inventory.
(3) The effective tax rates used to calculate adjusted net income and adjusted net income per share for the fourth quarter and year ended December 31, 2018 are 16.8% and 18.2%, respectively. These rates exclude the benefits of a $11.7 million deferred tax asset valuation allowance reversal and the $10.8m reduction in Transition Tax. The effective tax rates used to calculate adjusted net income and adjusted net income per share for the fourth quarter and year ended December 31, 2017 are 20.1% and 25.7%, respectively.

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in thousands
(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Continuing Operations
Operating income (loss)	$48,887	$(129,027)	$236,943	$76,084
Operating income (loss) margin	5.0%	(14.8)%	6.5%	2.3%
Restructuring and other related charges	36,895	45,220	77,686	68,351
Goodwill and intangible asset impairment charge	—	152,700	—	152,700
Portfolio transformation costs	6,578	—	6,578	—
Adjusted operating income	$92,360	$68,893	$321,207	$297,135
Adjusted operating income margin	9.4%	7.9%	8.8%	9.0%

Colfax Corporation
Change in Sales, Orders and Backlog
Dollars in millions
(Unaudited)

			Air and Gas Handling
	Net Sales		Orders
	$	%	$	%

For the three months ended December 31, 2017	$874.1		$368.5
Components of Change:
Existing businesses(1)	92.8	10.6%	48.6	13.2%
Acquisitions(2)	60.5	6.9%	6.2	1.7%
Foreign currency translation	(42.2)	(4.8)%	(11.5)	(3.1)%
	111.1	12.7%	43.3	11.8%
For the three months ended December 31, 2018	$985.2		$411.8

			Air and Gas Handling
	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%

As of and for the year ended December 31, 2017	$3,300.2		$1,306.5		$893.4
Components of Change:
Existing businesses(1)	127.5	3.9%	(30.3)	(2.3)%	(49.4)	(5.5)%
Acquisitions(2)	260.8	7.9%	136.9	10.5%	30.8	3.4%
Foreign currency translation	(21.7)	(0.7)%	23.3	1.7%	(42.6)	(4.8)%
	366.6	11.1%	129.9	9.9%	(61.2)	(6.9)%
As of and for the year ended December 31, 2018	$3,666.8		$1,436.4		$832.2
__________
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth due to factors such as price, product mix and volume.
(2) Represents the incremental sales, orders and order backlog from the acquisition completed in our Air and Gas Handling segment, and incremental sales for acquisitions completed in our Fabrication Technology segment.

Colfax Corporation
Condensed Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	December 31, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$245,019	$262,019
Short term investments	—	149,608
Trade receivables, less allowance for doubtful accounts of $35,152 and $31,488	989,418	970,199
Inventories, net	496,535	429,627
Other current assets	227,469	258,379
Total current assets	1,958,441	2,069,832
Property, plant and equipment, net	503,344	552,802
Goodwill	2,576,617	2,538,544
Intangible assets, net	1,012,913	1,017,203
Other assets	552,557	531,316
Total assets	$6,603,872	$6,709,697

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$6,334	$5,766
Accounts payable	640,667	587,129
Customer advances and billings in excess of costs incurred	147,307	145,853
Accrued liabilities	405,037	358,632
Total current liabilities	1,199,345	1,097,380
Long-term debt, less current portion	1,192,408	1,055,305
Other liabilities	735,173	829,748
Total liabilities	3,126,926	2,982,433
Equity:
Common stock, $0.001 par value; 400,000,000 shares authorized; 117,275,217 and 123,245,827 issued and outstanding	117	123
Additional paid-in capital	3,057,982	3,228,174
Retained earnings	991,838	846,490
Accumulated other comprehensive loss	(780,177)	(574,372)
Total Colfax Corporation equity	3,269,760	3,500,415
Noncontrolling interest	207,186	226,849
Total equity	3,476,946	3,727,264
Total liabilities and equity	$6,603,872	$6,709,697

Colfax Corporation
Condensed Consolidated Statements of Cash Flows
Dollars in thousands
(Unaudited)

	Year Ended
	December 31, 2018	December 31, 2017

Cash flows from operating activities:
Net income	$154,473	$169,507
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment of goodwill, intangibles and property, plant and equipment	7,086	183,751
Depreciation and amortization	141,877	132,203
Stock-based compensation expense	25,103	21,548
Non-cash interest expense	4,415	4,519
Loss on short term investments	10,128	—
Deferred income tax (benefit) expense	(66,573)	12,066
Gain on sale of property, plant and equipment	(21,108)	(11,243)
Loss (Gain) on Sale of Business	4,337	(308,388)
Pension settlement (gain) loss	(39)	46,933
Changes in operating assets and liabilities:
Trade receivables, net	(72,405)	(44,345)
Inventories, net	(47,156)	(34,023)
Accounts payable	70,085	10,266
Customer advances and billings in excess of costs incurred	18,481	(24,388)
Changes in other operating assets and liabilities	(2,337)	60,364
Net cash provided by operating activities	226,367	218,770
Cash flows from investing activities:
Purchases of property, plant and equipment	(69,646)	(68,765)
Proceeds from sale of property, plant and equipment	34,829	21,224
Acquisitions, net of cash received	(290,918)	(346,764)
Proceeds from sale of business, net	18,404	490,308
Sale of short term investments, net	139,480	—
Other, net	—	(6,127)
Net cash (used in) provided by investing activities	(167,851)	89,876
Cash flows from financing activities:
Payments under term credit facility	(131,250)	(65,628)
Proceeds from borrowings on revolving credit facilities and other	1,271,051	1,046,457
Repayments of borrowings on revolving credit facilities and other	(981,563)	(1,632,658)
Proceeds from borrowings on senior unsecured notes	—	374,450
Proceeds from issuance of common stock, net	4,699	6,944
Common stock repurchases	(200,000)	—
Other	(10,090)	(10,012)
Net cash used in financing activities	(47,153)	(280,447)
Effect of foreign exchange rates on Cash and cash equivalents	(28,363)	12,090
(Decrease) increase in Cash and cash equivalents	(17,000)	40,289
Cash and cash equivalents, beginning of period	262,019	221,730
Cash and cash equivalents, end of period	$245,019	$262,019

Supplemental Disclosure of Cash Flow Information:
Non-cash consideration received from sale of business	$—	$206,415
Interest payments	50,389	43,496
Income tax payments, net	97,452	70,668